                                                                     Exhibit 3.1


                          SECOND AMENDED AND RESTATED
                          ---------------------------
                           ARTICLES OF INCORPORATION
                           -------------------------
                                      OF
                                      --
                      ANSWERTHINK CONSULTING GROUP, INC.
                      ----------------------------------



          Pursuant to Section 607.1007 of the Florida Statutes, ANSWERTHINK CONSULTING GROUP, INC., a Florida corporation (the "Corporation"), certifies
                                                    -----------
that:

          ARTICLE FIRST: The original Articles of Incorporation of the Corporation were filed by the Department of State on April 23, 1997, as amended by the Articles of Amendment on July 17, 1997, the Articles of Correction to the Articles of Amendment filed July 31, 1997, the Articles of Merger filed August 5, 1997, the Amended and Restated Articles of Incorporation on March 3, 1998, the Articles of Correction to the Amended and Restated Articles of Incorporation on March 13, 1998 and the Articles of Amendment on May 1, 1998 (collectively, the "Articles of Incorporation");

          ARTICLE SECOND: The Amended and Restated Articles of Incorporation were duly adopted by the Corporation's Board of Directors and submitted to shareholders of the Corporation on May 5, 1997;

          ARTICLE THIRD: The Articles of Incorporation of the Corporation are amended as follows:

          (a) Article Four of the Articles of Incorporation is replaced in its entirety so that, as amended, said Article Four shall read as set forth in Article SEVENTH of these Amended and Restated Articles of Incorporation.

          (b) Article Seven of the Articles of Incorporation is replaced in its entirety so that, as amended, said Article Four shall read as set forth in Article SEVENTH of these Amended and Restated Articles of Incorporation.

          (c) Article Eight of the Articles of Incorporation is replaced in its entirety so that, as amended, said Article Four shall read as set forth in Article SEVENTH of these Amended and Restated Articles of Incorporation.

          (d) Article Nine of the Articles of Incorporation is replaced in its entirety so that, as amended, said Article Four shall read as set forth in Article SEVENTH of these Amended and Restated Articles of Incorporation.

          (e) Article Ten of the Articles of Incorporation is replaced in its entirety so that, as amended, said Article Four shall read as set forth in Article SEVENTH of these Amended and Restated Articles of Incorporation.

          (f) Article Eleven of the Articles of Incorporation is replaced in its entirety so that, as amended, said Article Four shall read as set forth in Article SEVENTH of these Amended and Restated Articles of Incorporation.

          (g) Article Twelve of the Articles of Incorporation is replaced in its entirety so that, as amended, said Article Four shall read as set forth in Article SEVENTH of these Amended and Restated Articles of Incorporation.

          (h) Article Thirteen of the Articles of Incorporation is replaced in its entirety so that, as amended, said Article Four shall read as set forth in Article SEVENTH of these Amended and Restated Articles of Incorporation.

          (i) Article Fourteen is hereby inserted into the Articles of Incorporation as set forth in Article SEVENTH of these Amended and Restated Articles of Incorporation.

          ARTICLE FOURTH: These amendments were duly adopted by the shareholders of the Corporation on May 5, 1998 by written consent without a meeting in accordance with Section 607.0704 of the Florida Business Corporation Act and the number of votes cast for these amendments by the shareholders was sufficient for approval of these amendments;

          ARTICLE FIFTH: These amendments were duly adopted by each voting group of shareholders of the Corporation entitled to vote on these amendments on May 5, 1998 by written consent without a meeting in accordance with Section
607.0704 of the Florida Business Corporation Act and the number of votes cast for these amendments by each such voting group of shareholders was sufficient for approval of these amendments;

          ARTICLE SIXTH: There are no discrepancies between the provisions of the Articles of Incorporation, and the provisions of these Amended and Restated Articles of Incorporation other the inclusion of the foregoing amendments, which were adopted pursuant to Section 607.1003, Florida Statutes, and the omission of matters of historical interest.

          ARTICLE SEVENTH: The text of the Articles of Incorporation of the Corporation is restated with the amendments described above, effective as of the date of filing with the Department of State, to read as follows:

                                  ARTICLE ONE
                                  -----------

          The name of the corporation is AnswerThink Consulting Group, Inc. (the "Corporation").
 -----------

                                  ARTICLE TWO
                                  -----------

          The address of the Corporation's registered office in the State of Florida is 1200 South Pine Island Road, Plantation, Florida, County of Broward, 33324. The name of its registered agent at such address is CT Corporation System.

                                 ARTICLE THREE
                                 -------------

          The nature of the business or the purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act.

                                 ARTICLE FOUR
                                 ------------

                             A.  AUTHORIZED SHARES
                               -----------------

          The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 129,900,000, of which (i) 125,000,000 of such shares shall be Common Stock, having a par value of $.001 per share ("COMMON STOCK"), (ii) 1,250,000 of such shares shall be Preferred Stock, having a par value of $.001 per share ("PREFERRED STOCK"), and (iii) 3,650,000 of such shares shall be Convertible Preferred Stock, having a par value of $.001 per share ("CONVERTIBLE PREFERRED STOCK"), subject to cancellation as provided in Article 4D Section 1N below.

                               B.  COMMON STOCK
                                 ------------

          Section 1.  Relative Rights.
                      ---------------

          The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of (i) the Preferred Stock as set forth in the certificate of designations filed to establish each series of Preferred Stock and (ii) the Convertible Preferred Stock as set forth in this Amended and Restated Certificate of Incorporation. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

          Section 2.  Voting.
                      -------

          Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the shareholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the shareholders.


          Section 3.   Dividends.
                       ---------

          Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board.

          Section 4.  Liquidation
                      -----------

          In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

          Section 5.  Registration of Transfer.
                      ------------------------

          The Corporation shall keep at its principal office a register for the registration of Common Stock. Upon the surrender of any certificate representing Common Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Common Stock represented by the surrendered certificate, the

Corporation forthwith shall cancel such surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Common Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

          Section 6.  Replacement.
                      -----------

          Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                              C.  PREFERRED STOCK
                                  ---------------

          The Board of Directors is authorized, subject to limitations prescribed by the Florida Business Corporation Act and the provisions of these Amended and Restated Articles of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate of designations pursuant to the Florida Business Corporation Act, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof.

                        D.  CONVERTIBLE REFERRED STOCK
                             ---------------------------

          Section 1.  Convertible Preferred Stock.
                      ---------------------------

          1A.  Designation and Amount

          The Convertible Preferred Stock shall be issued in two series consisting of (i) 3,600,000 shares of Series A Convertible Preferred Stock (the "SERIES A CONVERTIBLE PREFERRED STOCK") and (ii) 50,000 shares of Series B Convertible Preferred Stock (the "SERIES B CONVERTIBLE PREFERRED STOCK").

          1B.  Participating Dividends.
               -----------------------

          In the event that the Corporation declares or pays any dividends upon the Common Equity (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Equity, the Corporation shall also declare and pay to the holders of the Convertible Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Equity, the dividends which would have been declared and paid with respect to the Common Equity issuable upon conversion of the Convertible Preferred Stock had all of the outstanding Convertible Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Equity entitled to such dividends are to be determined.

          1C.  Liquidation.
               -----------

          Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Convertible Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to (i) in respect of the Series A Convertible Preferred Stock, the aggregate Liquidation Value of all shares of Series A Convertible Preferred Stock (each such share of Series A Convertible Preferred Stock is sometimes referred to herein as a "SERIES A SHARE" and all such shares of Series A Convertible Preferred Stock are sometimes referred to herein collectively as the "SERIES A SHARES") held by such holder (plus all accrued and unpaid dividends thereon) and (ii) in respect of the Series B Convertible Preferred Stock, the aggregate Liquidation Value of all shares of Series B Convertible Preferred Stock (each such share of Series B Convertible Preferred Stock is sometimes referred to herein as a "SERIES B SHARE" and all such shares of Series B Convertible Preferred Stock are sometimes referred to herein collectively as the "SERIES B SHARES") held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Convertible Preferred Stock shall not be entitled to any further payment. (Shares of the Convertible Preferred Stock are sometimes referred to herein individually as a "SHARE" and collectively as the "SHARES.") If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Convertible Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Article 4D Section 1C, then the entire assets available to be distributed to the Corporation's shareholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends thereon) of the Convertible Preferred Stock held by each such holder. Not less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution, or winding up to each record holder of Convertible Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Equity in connection with such liquidation, dissolution or winding up.

          1D.  Priority of the Convertible Preferred Stock Redemptions.
               -------------------------------------------------------

          As long as any Convertible Preferred Stock remains outstanding, without the prior written consent of the holders of a majority of the outstanding Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities; provided that the Corporation may repurchase shares of Common Equity from present or former employees of the Corporation and its Subsidiaries as approved by the Board.

          1E.  Redemptions.
               -----------

          (i) Scheduled Redemption.  The Corporation shall redeem all of the
              --------------------
outstanding Shares of Convertible Preferred Stock on April 22, 2004 (the "SCHEDULED REDEMPTION DATE"), at a price per Share equal to the Liquidation Value thereof.

          (ii) Redemption Payments.  For each Share which is to be redeemed
               -------------------
hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in immediately available funds equal to the Liquidation Value of such Share. If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

          (iii)  Notice of Redemption.  Except as otherwise provided herein, the
                 --------------------
Corporation shall mail written notice of each redemption of any Convertible Preferred Stock to each record holder thereof not more than 30 nor less than 15 days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series A Shares or

Series B Shares, as applicable, shall be issued to the holder thereof without cost to such holder within 20 business days after surrender of the certificate representing such redeemed Shares.

          (iv) Determination of the Number of Each Holder's Shares to be
               ---------------------------------------------------------
Redeemed.  For each series of Convertible Preferred Stock, the number of Shares
--------
to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares of such series to be redeemed times a fraction, the numerator of which shall be the total number of Shares of such series then held by such holder and the denominator of which shall be the total number of Shares of such series then outstanding.

          (v) Redeemed or Otherwise Acquired Shares.  Any Shares which are
              -------------------------------------
redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

          1F.  Voting Rights
               -------------

          Except as otherwise provided herein and as otherwise required by applicable law, the holders of Convertible Preferred Stock shall be entitled to notice of all shareholders meetings at the same time and in the same manner as notice is given to all shareholders entitled to vote at such meetings, and the holders of Convertible Preferred Stock shall be entitled to vote on all matters to be voted on by shareholders of the Corporation together with the holders of the Common Equity voting together as a single class with each Share of Convertible Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Convertible Preferred Stock as of the record date for such vote, or if no record date is specified, as of the date of such vote.

          1G.  Conversion
               ----------

          (i)  Conversion Procedure.
               --------------------

          (a) At any time, any holder of Convertible Preferred Stock may convert all or any portion of the Convertible Preferred Stock held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by the Liquidation Value of such Shares, and dividing the result by the Conversion Price applicable to such Share (as defined in Section 1G(ii) below) then in effect.

          (b) Except as otherwise provided herein, each conversion of Convertible Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the

Convertible Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Convertible Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

          (c) The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the Liquidation Value in respect of such Share.

          (d) Notwithstanding any other provision hereof, if a conversion of Convertible Preferred Stock is to be made in connection with a Public Offering (other than the automatic conversion of Convertible Preferred Stock in connection with the Corporation's initial public offering as provided in Section 1G(ii) below), a Fundamental Change, Organic Change or other transaction affecting the Corporation, the conversion of any Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

          (e) As soon as possible after a conversion has been effected (but in any event within 20 business days), the Corporation shall deliver to the converting holder:

              (1) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

              (2) the amount payable under Section 1G(i)(i) below with respect to such conversion.

          (f) The issuance of certificates for shares of Conversion Stock upon conversion of Convertible Preferred Stock shall be made without charge to the holders of such Convertible Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Convertible Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

          (g) The Corporation shall not close its books against the transfer of Convertible Preferred Stock or of Conversion Stock issued or issuable upon conversion of Convertible Preferred Stock in any manner which interferes with the timely conversion of Convertible Preferred Stock. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

          (h) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Convertible Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Convertible Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Convertible Preferred Stock.

          (i) If any fractional interest in a share of Conversion Stock would, except for the provisions of this Section 1G(i) be delivered upon any conversion of the Convertible Preferred Stock, the Corporation, in lieu of delivering the fractional share therefore, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

          (ii)  Conversion Price.
                ----------------

                (a) The conversion price of Series A Convertible Preferred Stock shall be $1.50 (as adjusted pursuant to this Section 1G, the "CONVERSION PRICE" for the Series A Convertible Preferred Stock) and the Conversion Price of Series B Convertible Preferred Stock shall be $7.50 (as adjusted pursuant to this Section 1G, the "CONVERSION PRICE" for the Series B Convertible Preferred Stock). In order to prevent dilution of the conversion rights granted under this
Section 1G,
the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 1G(ii).

                (b) If and whenever on or after the original dates of issuance of the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock, respectively, the Corporation issues or sells, or in accordance with Section 1G(iii) is deemed to have issued or sold, any shares of its Common Equity for a consideration per share less than the applicable Conversion Price in respect of such Shares in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price of the affected series of Convertible Preferred Stock shall be reduced to the Conversion Price determined by dividing (i) the sum of (A) the product derived by multiplying the Conversion Price for such Shares in effect immediately prior to such issue or sale by the number of shares of Common Equity Deemed Outstanding immediately prior to such issue or sale, plus (B) the consideration, if any, received by the Corporation upon such issuance or sale, by (ii) the number of shares of Common Equity Deemed Outstanding immediately after such issue or sale.

                (c) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of any issuance to employees, directors, or consultants of the Corporation and its Subsidiaries pursuant to stock option plans, stock ownership plans and other employment arrangements approved by the Board (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Equity).

          (iii)  Effect on Conversion Price of Certain Events.  For purposes of
                 --------------------------------------------
determining the adjusted Conversion Price under Section 1G(ii), the following shall be applicable:

                (a) Issuance of Rights or Options.  If the Corporation in any
                    -----------------------------
manner grants or sells any right or option to subscribe for or to purchase Common Equity or any stock or other securities convertible into or exchangeable for Common Equity (such rights or options being herein called "Options") and the price per share for which Common Equity is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the applicable Conversion Price in respect of either series of Convertible Preferred Stock in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Equity issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which

Common Equity is issuable" shall be determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Equity issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Equity is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                (b) Issuance of Convertible Securities.  If the Corporation in
                    ----------------------------------
any manner issues or sells any Convertible Securities and the price per share for which Common Equity is issuable upon conversion or exchange thereof is less than the applicable Conversion Price for either series of Convertible Preferred Stock in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Equity issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Equity is issuable" shall be determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Equity issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Equity is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 1G, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                (c) Change in Option Price or Conversion Rate.  If the purchase
                    -----------------------------------------
price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for

Common Stock changes at any time (other than by reason of the antidilution provisions contained therein), the applicable Conversion Price for either series of Convertible Preferred Stock in effect at the time of such change shall be immediately adjusted to the Conversion Price for the affected series of Convertible Preferred Stock which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Conversion Price then in effect for the affected series of Convertible Preferred Stock, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of the affected series of Convertible Preferred Stock. For purposes of Section 1G(iii), if the terms of any Option or Convertible Security which was outstanding as of the dates of issuance of the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Equity deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.

                (d) Treatment of Expired Options and Unexercised Convertible
                    --------------------------------------------------------
Securities.  Upon the expiration of any Option or the termination of any right
----------
to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder for the affected series of Convertible Preferred Stock shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, provided that if such expiration or termination would result in an increase in the Conversion Price then in effect for such series of Convertible Preferred Stock, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of such series of Convertible Preferred Stock. For purposes of Section 1G(iii) the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the affected series of Convertible Preferred Stock shall not cause the Conversion Price hereunder for such series of Convertible Preferred Stock to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of such series of Convertible Preferred Stock.

                (e) Calculation of Consideration Received.  If any Common
                    -------------------------------------
Equity, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Equity, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Equity, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Equity, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined by the Board.

               (f) Integrated Transactions.  In case any Option is issued in
                   -----------------------
connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $0.001.

                (g) Treasury Shares.  The number of shares of Common Equity
                    ---------------
outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Equity.

                (h) Record Date.  If the Corporation takes a record of the
                    -----------
holders of Common Equity for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Equity, Options or in Convertible Securities or (ii) to subscribe for or purchase Common Equity, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Equity deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (iv) Subdivision or Combination of Common Equity.  If the Corporation
               -------------------------------------------
at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Equity into a greater number of shares, the Conversion Price of each series of Convertible Preferred Stock in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Equity into a smaller number of shares, the Conversion Price of each series of Convertible Preferred Stock in effect immediately prior to such combination shall be proportionately increased.

          (v) Certain Events.  If any event occurs of the type contemplated by
              --------------
the provisions of this Section 1G but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features or the payment, issuance or distribution by the Corporation to the holders of Common Equity of any debt securities of the Corporation), then the Board shall make an appropriate adjustment in the Conversion Price of each series of Convertible Preferred Stock so as to protect the rights of the holders of such series of Convertible Preferred Stock; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 1G or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Convertible Preferred Stock.

          (vi)  Notices.
                -------

                (a) Immediately upon any adjustment of the Conversion Price of any series of Convertible Preferred Stock, the Corporation shall give written notice thereof to all holders of such series of Convertible Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

                (b) The Corporation shall give written notice to all holders of Convertible Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (i) with respect to any dividend or distribution upon Common Equity, (ii) with respect to any pro rata subscription offer to holders of Common Equity or (iii) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                (c) The Corporation shall also give written notice to the holders of Convertible Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

          (vii)  Automatic Conversion.  Notwithstanding anything herein to the
                 --------------------
contrary, immediately prior to the time at which the Corporation executes an underwriting agreement relating to its initial public offering (the "EFFECTIVE TIME"), each Share of Convertible Preferred Stock then outstanding shall automatically be converted into a number of shares of Conversion Stock computed by dividing the Liquidation Value for such Share by the Conversion Price then in effect for such Share. The automatic conversion of Shares pursuant to this
Section 1G(vii) shall occur at the Effective Time without any further action by the Corporation or the holders of Shares. As soon as possible after a conversion has been effected (but in any event within 20 business days), the Corporation shall deliver to the converting holder: (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and (b) the amounts payable under Section 1G(i)(i) above with respect to such conversion.

          1H.  Events of Noncompliance

          (i)   Definition.  An Event of Noncompliance shall have occurred if:
                ----------

                (a) the Corporation fails to make any payment with respect to Convertible Preferred Stock which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject; or

                (b) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days.

          (ii)  Consequences of Events of Noncompliance.
                ---------------------------------------

                (a) For each series of Convertible Preferred Stock, if an Event of Noncompliance, other than an Event of Noncompliance of the type described in
Section 1H(i)(b), has occurred and is continuing, the holder or holders of a majority of any series of Convertible Preferred Stock then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of such series of Convertible Preferred Stock owned by such holder or holders at a price per Share equal to the Liquidation Value thereof. The

Corporation shall give prompt written notice of such election to the other holders of such series of Convertible Preferred Stock (but in any event within 20 days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Convertible Preferred Stock by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Preferred Stock as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

                (b) If an Event of Noncompliance of the type described in
Section 1H(i)(b) has occurred, all of the Convertible Preferred Stock then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of Convertible Preferred Stock) at a price per Share equal to the Liquidation Value thereof. The Corporation shall immediately redeem all of the Convertible Preferred Stock upon the occurrence of such Event of Noncompliance.

                (c) If any Event of Noncompliance exists, each holder of Convertible Preferred Stock shall also have any rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

          1I.   Registration of Transfer

          The Corporation shall keep at its principal office a register for the registration of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. Upon the surrender of any certificate representing Convertible Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

          1J.   Replacement

          Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate.

          1K.   Definitions

          "COMMON EQUITY" means, collectively, the Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "COMMON EQUITY DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Equity actually outstanding at such time, plus the number of shares of Common Equity deemed to be outstanding pursuant to Section 1G(iii)(a) or (b) hereof whether or not the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Convertible Preferred Stock.

          "CONVERSION STOCK" means shares of Common Stock; provided, that if
                                                           --------
there is a change such that the securities issuable upon conversion of the Convertible Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Convertible Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "CONVERTIBLE SECURITIES" means any stock or securities directly or indirectly convertible into or exchangeable for Common Equity.

          "FUNDAMENTAL CHANGE" means (a) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Convertible Preferred Stock are not changed and the Convertible Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing a majority of the voting power

(under ordinary circumstances) to elect a majority of the Board immediately prior to the merger shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board.

          "JUNIOR SECURITIES" means any capital stock or other equity securities of the Corporation, except for the Convertible Preferred Stock.

          "LIQUIDATION VALUE" of (i) each Share of Series A Convertible Preferred Stock as of any particular date shall be equal to $6.00 (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting such Share) and (ii) each Share of Series B Convertible Preferred Stock as of any particular date shall be equal to $30.00 (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting such Share).

          "MARKET PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined by the Board.

          "ORGANIC CHANGE" means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Equity are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Equity.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PUBLIC OFFERING" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (except pursuant to registrations on Form S-4 or Form S-8 or any successor to either such form), as then in effect, or any comparable statement under any similar federal statute then in force.

          "REDEMPTION DATE" as to any Share means the date specified in the notice of any redemption at the Corporation's option or at the holder's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

          1L.  Amendment and Waiver

          No amendment, modification or waiver shall be binding or effective with respect to any provision of this Article 4D Section 1 without the prior written consent of the holders of at least 70% of the Convertible Preferred Stock outstanding at the time such action is taken.

          1M.  Notices

          Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any shareholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

          1N.  Cancellation of Convertible Preferred Stock;
               Restatement of Articles of Incorporation

          Upon the occurrence of the Effective Time and the automatic conversion of all outstanding Shares at such time as provided in Section 1G(ii), the class of Convertible Preferred Stock shall be canceled and the Corporation shall no longer have the authority to issue Shares of any series of Convertible Preferred Stock. After the Effective Time, the Board, on behalf of the Corporation, shall file a restatement of these Amended and Restated Articles of of Incorporation reflecting the cancellation of the class of Convertible Preferred Stock and the deletion of this Article 4D Section 1.

                             E.  PREEMPTIVE RIGHTS
                                 -----------------

          Except as set forth in the remaining sentence of this subsection E of this Article Four, no shareholder of this Corporation shall have, by reason of its holding shares of any class or series of stock of this Corporation, any preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of this Corporation now or hereafter to be authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such shareholder.

          Notwithstanding the foregoing, the Corporation may contract with a shareholder to grant such preemptive or preferential rights pursuant to agreements to which the Corporation is a party as in effect from time to time.

                                  ARTICLE FIVE
                                  ------------

      The name and mailing address of the sole incorporator is as follows:

          NAME                      MAILING ADDRESS
          ----                      ---------------

          Connie Bryan              660 E. Jefferson Street
                                    Tallahassee, Florida  32301

                                  ARTICLE SIX
                                  -----------

          The Corporation is to have perpetual existence.

                                 ARTICLE SEVEN
                                 -------------

          In furtherance and not in limitation of the powers conferred by the Florida Business Corporation Act, the Board is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation. The bylaws of the Corporation may be adopted, amended or repealed by the shareholders of the Corporation only upon the affirmative vote of at least two-thirds of the entire voting power of all the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                                 ARTICLE EIGHT
                                 -------------

          Meetings of shareholders may be held within or without the State of Florida, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Florida at such place or places as may be designated from time to time by the Corporation's Board of Directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide. The Corporation shall hold a special meeting of shareholders only: (i) on call of the Board of Directors or persons authorized to do so by the Corporation's by-laws; or (ii) if the holders of not less than fifty percent of the shares of capital stock entitled to vote on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

                                 ARTICLE NINE
                                 ------------

          Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting, without prior notice and without a vote, if the action is taken by persons who would be entitled to vote at a meeting and who hold shares having voting power equal to not less than the greater of (a) 80% of the voting power of all shares of each class or series entitled to vote on such action or (b) the minimum number of votes of each class or series that would be necessary to authorize or take the action at a meeting at which all shares of each class or series entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by the shareholders entitled to take action without a meeting, and delivered to the Corporation in the manner prescribed by the Florida Business Corporation Act for inclusion in the minute book. No consent shall be effective to take the corporate action specified unless the number of consents required to take such action are delivered to the Corporation within 60 days of the delivery of the earliest-dated consent. Written notice of the action taken shall be given in accordance with the Florida Business Corporation Act to all shareholders who do not participate in taking the action who would have been entitled to notice if such action had been taken at a meeting having a record date on the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

                                  ARTICLE TEN
                                  -----------

          To the fullest extent permitted by the Florida Business Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the Corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or
                     ------------
protection of a director of the Corporation existing at the time of such repeal or modification.

          The Corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Article.

          The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article, the Bylaws or under Section 607.0850 of the Florida Act or any other provision of law.

          Subject to Article V, Section 9 of the bylaws of the Corporation, the Corporation shall indemnify and advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law in existence either now or hereafter.

                                ARTICLE ELEVEN
                                --------------

          The Corporation expressly elects not to be governed by Section
607.0902 of the Florida Business Corporation Act.

                                ARTICLE TWELVE
                                --------------

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein, by the consent of the Corporation's Board of Directors and by the laws of the State of Florida, and all rights conferred upon shareholders herein are granted subject to this reservation.

                               ARTICLE THIRTEEN
                               ----------------

          The business and affairs of the Corporation shall be managed by or under the direction of the Board. Except as otherwise provided in these Amended and Restated Articles of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board.

                               ARTICLE FOURTEEN
                               ----------------

          The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation; provided, however, that the number of directors which shall
                 -----------------
constitute the whole board shall not be fewer than five nor more than 15. The directorships (i.e., the particular seats on the Board) shall be classified into
               ----
three classes as nearly equal in number as possible.

          The following persons comprise all of the members of the Board as of the date hereof, each holding office until the annual meeting indicated opposite his respective name and until his respective successor is appointed and qualified or until his earlier resignation or removal:

                                                                     Term as Director
                          Name                                            Expires

---------------------------------------------------------       -------------------------
Ted A. Fernandez                                                            2001
c/o AnswerThink Consulting Group, Inc.
1401 Brickell Avenue
Suite 350
Miami, Florida  33131

Bruce V. Rauner                                                             2001
c/o GTCR
6100 Sears Tower
Chicago, Illinois  60606-6402

Fernando Montero                                                            2001
c/o AnswerThink Consulting Group, Inc.
1401 Brickell Avenue
Suite 350
Miami, Florida 33131

Allan R. Frank                                                              2000
c/o AnswerThink Consulting Group, Inc.
1401 Brickell Avenue
Suite 350
Miami, Florida  33131

William C. Kessinger                                                        2000
c/o GTCR
6100 Sears Tower
Chicago, Illinois  60606-6402

Edmund R. Miller                                                            1999
c/o AnswerThink Consulting Group, Inc.
1401 Brickell Avenue,
Suite 350
Miami, Florida 33131

Ulysses S. Knotts, III                                                      1999
c/o AnswerThink Consulting Group, Inc.
1401 Brickell Avenue,
Suite 350
Miami, Florida  33131

          With respect to newly created or eliminated directorships resulting from an increase or decrease, respectively, in the number of directors, the Board shall determine and designate to which class of directorships each director belongs. The term of any director elected at an annual meeting of shareholders shall expire at the annual meeting of shareholders held in the third year following the year of the director's election. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot.

          Vacancies and newly created directorships resulting from any increase in the number of directors of the Board may be filled only by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of these Amended and Restated Articles of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by the affirmative vote of a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal.

          A director may resign at any time upon written notice to the Corporation, and the resignation shall take effect at the time it specifies, without any need for acceptance by the Board. In the event that one or more directors resigns from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, with the vote thereon to take effect when such resignation or resignations becomes effective. Directors may only be removed for cause upon the affirmative vote of at least two-thirds of the entire voting power of all the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                                ARTICLE FIFTEEN
                                ---------------

          The principal place of business and mailing address of the Corporation is 1401 Brickell Avenue, Suite 350, Miami, Florida 33131.

          I, THE UNDERSIGNED, being the President of the Corporation, for the purpose of amending and restating the Articles of Incorporation of the Corporation pursuant to the Florida Business Corporation Act, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 5th day of May, 1998.


                                /s/ Ted A. Fernandez
                                ----------------------
                                Ted A. Fernandez
                                President

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